Exhibit 99.3


                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK 10022



June 10, 2004



Dear Mr. Mannes:

         This letter agreement will confirm that the terms of your compensation as an independent member of the Board of Trustees of American Mortgage Acceptance Company (the "Company"), are as follows:

         As an independent Trustee of the Company, you will be entitled to receive compensation at the rate of $20,000 per year in common shares of beneficial interest of the Company, up to $10,000 of which may be received in cash at your option. The value of the shares of beneficial interest of the Company issued to you will be based on the fair market value at the date of issuance of such shares. You will also receive reimbursement of travel and other expenses and other out-of-pocket disbursements incurred in attending any meetings of the Board of Trustees of the Company.

         If this letter accurately describes the compensation terms of your position as an independent Trustee of the Company, please sign each enclosed original where indicated below, and return one of the signed originals to my attention.

         I look forward to our continuing efforts on behalf of the Company.

                                 Sincerely yours,


                                 /s/ Stuart J. Boesky
                                 ------------------------
                                 Stuart J. Boesky
                                 Chief Executive Officer

Agreed and Acknowledged this
10th  day of June, 2004


_______________________________

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK 10022



June 10, 2004



Dear Mr. Perla:

         This letter agreement will confirm that the terms of your compensation as an independent member of the Board of Trustees of American Mortgage Acceptance Company (the "Company"), are as follows:

         As an independent Trustee of the Company, you will be entitled to receive compensation at the rate of $20,000 per year in common shares of beneficial interest of the Company, up to $10,000 of which may be received in cash at your option. The value of the shares of beneficial interest of the Company issued to you will be based on the fair market value at the date of issuance of such shares. In addition, for your services as the Chairman of the Audit Committee of the Board of Trustees, you will receive an additional $5,000 in cash per year. You will also receive reimbursement of travel and other expenses and other out-of-pocket disbursements incurred in attending any meetings of the Board of Trustees of the Company.

         If this letter accurately describes the compensation terms of your position as an independent Trustee of the Company, please sign each enclosed original where indicated below, and return one of the signed originals to my attention.

         I look forward to our continuing efforts on behalf of the Company.

                                                       Sincerely yours,


                                                       /s/ Stuart J. Boesky
                                                       ------------------------
                                                       Stuart J. Boesky
                                                       Chief Executive Officer

Agreed and Acknowledged this
10th  day of June, 2004


_______________________________

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK 10022



June 10, 2004



Dear Mr. Rosan:

         This letter agreement will confirm that the terms of your compensation as an independent member of the Board of Trustees of American Mortgage Acceptance Company (the "Company"), are as follows:

         As an independent Trustee of the Company, you will be entitled to receive compensation at the rate of $20,000 per year in common shares of beneficial interest of the Company, up to $10,000 of which may be received in cash at your option. The value of the shares of beneficial interest of the Company issued to you will be based on the fair market value at the date of issuance of such shares. You will also receive reimbursement of travel and other expenses and other out-of-pocket disbursements incurred in attending any meetings of the Board of Trustees of the Company.

         If this letter accurately describes the compensation terms of your position as an independent Trustee of the Company, please sign each enclosed original where indicated below, and return one of the signed originals to my attention.

         I look forward to our continuing efforts on behalf of the Company.

                                 Sincerely yours,


                                 /s/ Stuart J. Boesky
                                 ------------------------
                                 Stuart J. Boesky
                                 Chief Executive Officer

Agreed and Acknowledged this
10th  day of June, 2004


_______________________________